Exhibit 99.1

XTI Aerospace Reports Third Quarter 2025 Results and Provides Business Update

Englewood, Colorado – November 19, 2025 – XTI Aerospace, Inc. (“XTI” or the “Company”) [NASDAQ: XTIA], the developer of vertical flight technologies and the TriFan 600 next-generation vertical takeoff and landing (VTOL) aircraft for commercial and defense aerospace applications and the emerging Vertical Economy™, today announced the filing of its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, and provided an update on recent corporate milestones and strategic initiatives.

“The third quarter marked one of the most significant periods of technical and strategic progress in our company’s history,” said Scott Pomeroy, Chairman and CEO of XTI Aerospace. “We continued our monthly FAA engagement across multiple certification disciplines, completed subscale flight operations that validated key elements of our TriFan 600 design, secured an avionics system for the TriFan 600, and expanded our innovation ecosystem with globally recognized partners. At the same time, the FAA and Trump Administration released landmark policy guidance that aligns with XTI’s long-term vision for both manned and unmanned vertical mobility. Collectively, these developments reinforce our conviction in the TriFan 600 and our broader strategy to shape the future of the Vertical Economy.”

“Just as importantly, we continue to strengthen our business fundamentals,” continued Pomeroy. “ We closed a $18.5 million (net) public offering to support ongoing engineering work and significantly enhanced our balance sheet through disciplined capital execution. Our subscale aircraft program, new advisory talent, expanded customer-centric design initiatives with IDEO, and deepening propulsion and autonomy partnerships all position XTI for measurable near-term progress as we work toward the TriFan 600 piloted demonstrator in 2027. We believe the third quarter represents a clear acceleration in momentum across every dimension of our plan.”

Third Quarter 2025 Business Highlights

TriFan 600 Development Milestones

●	Completed multiple FAA technical familiarization (Tech Fam) reviews—including structures, propulsion systems, and flight performance—advancing alignment with the FAA across key certification areas spanning structural design, propulsion safety, and CTOL/VTOL flight characteristics.

●	Advanced subscale aircraft development, successfully completing initial flight operations for the Sparrow (1:15 scale) and Kestrel (1:12 scale) prototypes, validating aerodynamic and stability models for the TriFan 600.

●	Conducted preparations for TriHawk subscale aircraft, the next major step toward full-scale demonstration, with initial flight operations expected in Q4 2025.

●	Selected the Garmin G700 TXi integrated flight deck, bringing advanced situational awareness, synthetic vision, smart autopilot integration, and open-architecture systems to the TriFan 600 cockpit.

●	Continued monthly FAA engagement across certification disciplines, supporting alignment on Powered Lift requirements including the newly released AC 21-17-4.

Strategic and Market Expansion Initiatives

●	Announced technology collaboration with MagLev Aero, including a non-binding pre-order framework for up to 100 MagLev HyperDrive electric propulsion systems for future hybrid-electric and unmanned platforms.

●	Expanded advisory board with AI and national security leader Charlie Burgoyne, supporting defense, autonomy, and intelligent-systems strategy.

●	Strengthened customer-centric design capabilities through a strategic partnership with IDEO, completing an updated segmentation study across business aviation, fractional operators, logistics, and executive traveler markets.

●	Launched the XTI Founders Club, an exclusive ownership pathway for early TriFan 600 customers and brand-aligned ambassadors, with launch events planned in key U.S. markets.

Capital and Balance Sheet Enhancements

●	Closed an $18.5 million public offering (net) in September. These funds bolster liquidity to support engineering and certification activities.

●	Ended Q3 2025 with $32.2 million in cash and cash equivalents, up from $4.1 million at year-end 2024.

Third Quarter 2025 Financial Highlights

●	Cash and cash equivalents increased to $32.2 million as of September 30, 2025, compared to $4.1 million at December 31, 2024, primarily due to the net proceeds received from the September offering.

●	Improved working capital position to $1.1 million, or $29.3 million excluding warrant liabilities.

●	Stockholders’ equity grew to $10.5 million as of September 30, 2025, up from $6.6 million at December 31, 2024, reflecting new capital raised and a stronger balance sheet foundation.

Strategic Outlook

XTI Aerospace enters the next phase of its development with strong technical momentum, an expanded strategic ecosystem, and a meaningfully enhanced operating footprint across both manned and unmanned vertical flight. With the TriFan 600 program advancing through a milestone-driven engineering plan, the Company is simultaneously building the capabilities, partnerships, and revenue platforms that will support long-term scale in the Vertical Economy.

Subsequent to quarter end, XTI completed several transformational initiatives that significantly broaden its strategic posture. The Company acquired Drone Nerds, one of the largest U.S.-based drone distributors and enterprise UAS solution providers, adding a profitable, high-scale operating business with deep industry relationships and more than $100 million in 2024 revenue. At the same time, XTI secured a $25 million strategic investment from Unusual Machines (UMAC), a leading U.S. supplier to the drone industry, strengthening the balance sheet while creating powerful alignment across the domestic drone ecosystem. These steps will support XTI’s evolution into a diversified vertical-flight technology company while expanding its near-term revenue mix and positioning it at the center of U.S. unmanned aviation.

XTI also announced the Valkyrie Vanguard Platform, a collaboration integrating applied AI, advanced materials, and mesh intelligence into next-generation VTOL development. The alliance expands upon Valkyrie CEO Charlie Burgoyne’s role on XTI’s Corporate Advisory Board and is designed to accelerate development processes, enhance digital-twin capabilities, and enable intelligent system architectures for future aircraft. Together, these initiatives will provide foundational capabilities that complement the TriFan 600’s technical roadmap and broaden the Company’s long-term differentiation.

As XTI advances toward its planned 2027 piloted demonstrator, the Company’s strategic priorities will include:

●	Continuing subscale aircraft testing with the TriHawk program and maturing aerodynamic, control, and systems models

●	Advancing supplier integration across avionics, propulsion, structures, and hybrid-electric components

●	Progressing FAA engagement through additional Tech Fam sessions and Powered Lift certification pathways

●	Scaling customer-centric design programs with IDEO and deepening global market segmentation insights

●	Integrating Drone Nerds and expanding enterprise drone, UAS solutions, and recurring-revenue opportunities

●	Collaborating with Valkyrie to accelerate intelligent-systems development for next-generation VTOL platforms

●	Supporting regulatory progress around powered-lift aircraft, Beyond Visual Line of Sight (BVLOS ) operations, and national test-corridor development

“Our strategy continues to accelerate in scope and maturity,” said Pomeroy. “With the acquisition of Drone Nerds, the strategic investment from UMAC, the launch of the Vanguard Platform with Valkyrie, and the ongoing advancement of the TriFan 600, we are building a multi-dimensional vertical flight company positioned for leadership across manned aviation, unmanned systems, and intelligent aerospace technologies. We believe these combined capabilities will define the next era of the Vertical Economy and deliver transformative value to customers, partners, and shareholders.”

About XTI Aerospace, Inc.

XTI Aerospace, Inc. [Nasdaq: XTIA] is the parent company of XTI Aircraft Company, an aviation business based near Denver, Colorado, currently developing the TriFan 600, a fixed-wing business aircraft designed to have the vertical takeoff and landing (VTOL) capability of a helicopter, maximum cruising speeds of over 300 mph and a range up to 1,000 miles, creating an entirely new category – the xVTOL. Additionally, Drone Nerds, LLC (dronenerds.com), a subsidiary of XTI, provides comprehensive drone solutions for enterprise, private, and recreational needs. Established in 2014, Drone Nerds focuses on ensuring that its customers have the right UAS solution for their unique operational needs. With its proprietary Always Flying™ program, Drone Nerds provides enhanced reliability and assurance for enterprise implementations across industry verticals, including public safety, government, agriculture, construction, insurance, energy, and more. In addition, XTI’s subsidiary Inpixon (inpixon.com) is a leader in real-time location systems (RTLS) technology with customers around the world who use its location intelligence solutions in factories and other industrial facilities to help optimize operations, increase productivity, and enhance safety.

For more information about XTI, please visit xtiaerospace.com and follow XTI on LinkedIn, Instagram, X, and YouTube.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this press release are forward-looking statements.

Some of these forward-looking statements can be identified by the use of forward-looking words, including “believe,” “continue,” “could,” “would,” “will,” “estimate,” “expect,” “intend,” “plan,” “target,” “projects,” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts, and assumptions that, while considered reasonable by XTI and its management, are inherently uncertain, and many factors may cause the actual results to differ materially from current expectations, including, but not limited to, risks associated with aircraft and drone development, regulatory certification, supply chain constraints, evolving market demand, and changes in applicable laws or regulations. XTI undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that might subsequently arise. Readers are urged to carefully review and consider the risk factors discussed from time to time in XTI’s filings with the SEC, including those factors discussed under the caption “Risk Factors” in its most recent annual report on Form 10-K, filed with the SEC on April 15, 2025, and in subsequent reports filed with or furnished to the SEC.

Contacts

General inquiries:

Email: contact@xtiaerospace.com
Web: https://xtiaerospace.com/contact/

Investor Relations:

Dave Gentry, CEO
RedChip Companies, Inc.
Phone: 1-407-644-4256
Email: XTIA@redchip.com

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